 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-213221
(To Prospectus dated August 29, 2016)
2,600,000 Shares of Common Stock
SITO Mobile, Ltd.
Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 2,600,000 shares of our common stock, $0.001 par value per share.
Our common stock is traded on the NASDAQ Capital Market under the symbol “SITO.” On February 6, 2018, the last reported sales price for our common stock was $5.17 per share.
Investing in our common stock involves significant risks. Please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and contained under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public Offering Price	$5.00	13,000,000
Underwriting discount(1)	$0.275	715,000
Proceeds to us, before expenses	$4.725	12,285,000

(1)
We have also agreed to reimburse the representative of the underwriters for certain expenses. See “Underwriting.”

We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about February 9, 2018, subject to the satisfaction of certain conditions. The Company has granted the underwriters an option for a period of 30 days to purchase up to an additional 390,000 shares of our common stock.

Joint Book Running Managers
Oppenheimer & Co. Lake Street Capital Markets
The date of this prospectus supplement is February 7, 2018

PROSPECTUS SUPPLEMENT
PROSPECTUS

You should rely only on the information or provided in this prospectus supplement and the accompanying prospectus, or incorporated by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth in or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common shares. The second part is the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.
This prospectus supplement is part of a registration statement on Form S-3 (File No. 333-213221) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of  $50,000,000, of which this offering is a part.
We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not assume that the information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates, regardless of the time of delivery. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. We are not making an offer to sell our common shares offered hereto in any jurisdiction where the offer or sale is not permitted.
This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.
Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, “SITO”, “SITO Mobile,” the “Company,” “we,” “our” or “us” refer to SITO Mobile, Ltd. and its wholly-owned subsidiaries.

CAUTIONARY STATEMENTS CONCERNING
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus and the accompanying prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus supplement as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus supplement as the Exchange Act. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
Forward-looking statements include statements concerning:
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our possible or assumed future results of operations;

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our business strategies;

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our ability to attract and retain customers;

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our ability to sell additional products and services to customers;

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our cash needs and financing plans;

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our competitive position;

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our industry environment;

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our potential growth opportunities;

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expected technological advances by us or by third parties and our ability to leverage them;

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the results of current or future litigation;

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risks that recently passed comprehensive tax reform could adversely affect the value of our deferred tax assets or otherwise adversely affect our business;

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the effects of future laws or regulations; and

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our ability to protect or monetize our intellectual property.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions, and you should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus and the documents and information incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.
Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus supplement and the accompanying prospectus, particularly the information included under the heading “Risk Factors” contained in this prospectus supplement beginning on page S-7, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus. Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, “SITO”, “SITO Mobile,” the “Company,” “we,” “our” and “us” refer to SITO Mobile, Ltd., a Delaware corporation, and its consolidated subsidiaries.
About SITO Mobile
SITO delivers consumer location based data-driven solutions for brands spanning strategic insights and media campaign delivery services. Through Consumer Behavior and Location Sciences™, SITO explores the consumer journey yielding a strategic knowledge asset for executives and strategic decision makers delivering actionable insights to understand and influence consumer behaviors.
Our consumer location focused science reveals deep, real-time understandings of consumer movements, interests, actions, associations, and experiences providing increased clarity for brands navigating business decisions, developing advertising campaigns, and advancing business imperatives. The Company is home to a proprietary location-data technology stack and has amassed a multi-year consumer behavioral, movement, location, and demographic database arming clients with a resource for identifying real-time insights, longitudinal behavioral research, and delivery of successful media campaigns. SITO’s in-store targeting, proximity targeting, geo-conquesting and attribution data combine to create and optimize measurable hyper-targeted campaigns for brands.
Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Our telephone number is (201) 275-0555. We maintain an Internet website at www.sitomobile.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus supplement and the accompany prospectus. We have included our website address in this prospectus supplement and accompany prospectus as an inactive textual reference only and not as an active hyperlink.
Recent Developments
Preliminary Results for 2017
Although our results of operations for the twelve months ended December 31, 2017 are not yet final, the following unaudited information reflects our preliminary expectations with respect to such results based on information currently available to management.
Based on our preliminary results, we estimate that the Company’s media placement revenue increased by $7.4 million, or 101%, to $14.7 million for the three months ended December 31, 2017, compared to media placement revenue of  $7.3 million for the three months ended December 31, 2016, (ii) The Company’s media placement revenue increased by $13.9 million, or 48%, to $42.9 million for the year ended December 31, 2017, compared to total revenue of  $28.9 million for the year ended December 31, 2016.
The Company is providing the following estimates with respect to expenses. Please note, however, that the audit of the Company’s financial statements for the twelve months ended December 31, 2017 is not yet complete, and such estimates are subject to adjustment based on the results of such audit:
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The Company’s total cost of revenue, which represents the costs associated with media placement revenue, is expected to increase to between $7.8 million and $8.0 million for the three months ended December 31, 2017, and to between $22.2 million and $22.4 million for the twelve months ended

December 31, 2017, as compared to total cost of revenue of approximately $3.7 million and approximately $13.7 million for the three and twelve months ended December 31, 2016, respectively. Cost of revenue has increased faster than media placement revenue primarily as a result of a change our advertising mix.
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Sales and marketing expense is expected to increase to between $3.9 million and $4.1 million for the three months ended December 31, 2017, and to between $14.5 million and $14.7 million for the twelve months ended December 31, 2017, compared to sales and marketing expense of approximately $2.8 million and approximately $10.4 million for the three and twelve months ended December 31, 2016, respectively.

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General and administrative expense is expected to increase to between $5.9 million and $6.5 million for the three months ended December 31, 2017, and to between $16.0 million and $16.6 million for the twelve months ended December 31, 2017, compared to general and administrative expense of approximately $1.8 million and approximately $6.1 million for the three and twelve months ended December 31, 2016, respectively. Included within general and administrative expenses during the three and twelve months ended December 31, 2017 is a $2.2 million charge relating to the accrual of bonuses earned by the Company’s executive management team under their respective employment agreements with the Company, in connection with the achievement of certain performance-based targets, as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 24, 2017. Management has agreed to take 75% of the bonus in equity. In addition, there were additional non-recurring items that impacted our G&A that will be detailed when we release our full year earnings.

Cash and cash equivalents totaled $3.6 million as of December 31, 2017, compared to $8.7 million as of December 31, 2016.
The expense information described above with respect to the three and twelve month periods ended December 31, 2016 reflect certain reclassifications to properly compare such amounts to the corresponding expense information for three and twelve month periods ended December 31, 2017. In particular, we note that expenses associated with one of our vendors, which were initially classified as general and administrative expenses, were reclassified to cost of revenue and sales and marketing expenses. Please refer to our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017 for additional information.
Although the audit of the Company’s financial position and results of operations for the twelve months ended December 31, 2017 are not yet final, the preliminary, unaudited financial information announced above reflects the Company’s preliminary expectations with respect to its revenues and expenses described above based on information currently available to management.
The preliminary financial results presented above reflects management’s estimates based solely upon information available to the Company’s management as of the date of this announcement.
The preliminary financial results presented above is not, and shall not be deemed to constitute, a comprehensive statement of the Company’s financial results for fiscal year 2017. In particular, we note that total revenue, taken in isolation, is not a reliable indicator of earnings.
In addition, the preliminary financial results presented above have not been audited, reviewed, or compiled by our independent registered public accounting firm BDO USA, LLP. Accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect to the information included in this announcement and assumes no responsibility for, and disclaims any association with, this information. The preliminary financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. The Company’s actual results for the year ended December 31, 2017 are not available and may differ materially from the foregoing estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. Accordingly, the revenue, loss from operations, net loss, EBITDA and Adjusted EBITDA for any particular period may not be indicative of future results. See “Cautionary Statements Concerning Forward-Looking Statements” above.

THE OFFERING
Common stock we are offering
2,600,000 shares
Common stock to be issued and outstanding as of February 9, 2018 after giving effect to this offering
24,725,070 shares
Listing
Our common stock is traded on the NASDAQ Capital Market under the symbol “SITO”.
Underwriters’ option
The Company has granted the underwriters an option to purchase up to an additional 390,000 shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of proceeds
We estimate the net proceeds to us from this offering will be approximately $11.8 million ($13.7 million if the underwriters exercise the over-allotment option in full), after deducting underwriters’ discounts and commissions and estimated offering expenses payable by us. We intend to use net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, to pay amounts, if any, to terminate our remaining obligations under that certain IP Revenue Sharing Agreement (as described below), financing our continued growth, capital expenditures and to satisfy other working capital requirements, described below. See “Use of Proceeds.”
Risk factors
You should carefully consider the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus when making a decision to invest in our securities.
The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 22,125,070 shares of common stock issued and outstanding as of January 31, 2018 and excludes, as of that date:
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4,030,131 shares of our common stock issuable upon exercise of outstanding stock options and unvested RSU awards;

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157,834 shares of our common stock reserved for future grants under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”);

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all purchase rights under the Company’s Section 382 Tax Benefits Preservation Plan, dated as of April 3, 2017, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Section 382 Tax Benefits Preservation Plan”); and

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320,000 shares of our common stock issuable upon the exercise of outstanding warrants.

RISK FACTORS
Any investment in our securities involves a high degree of risk, including the risks described below. Before purchasing our securities, you should carefully consider the risk factors discussed below, and those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on April 17, 2017, and our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2017, as filed with the SEC on November 14, 2017, each of which is incorporated herein by reference in its entirety, together with all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including our consolidated financial statements and the related notes contained in our most recent Annual Report on Form 10-K, Annual Report on Form 10-K/A, and Quarterly Reports on Form 10-Q, as well as any amendments thereto, as filed with the SEC, before deciding whether to invest in our securities. Our business, financial condition and results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment in our company. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Please also read carefully the section below entitled “Forward-Looking Information.”
Risks Related to This Offering
You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
Since the public offering price per share of the securities being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of  $5.00 per share, if you purchase shares in this offering, you will suffer immediate and substantial dilution of  $4.31 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you would incur if you purchase securities in this offering.
Investors in this offering may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
Risks Relating to Ownership of our Common Stock
Trading in our stock has been modest, so investors may not be able to sell as much stock as they want at prevailing prices. Moreover, modest volume can increase stock price volatility.
Because there is a limited trading in our common stock, it may be difficult for investors to sell or buy substantial quantities of shares in the public market at any given time at prevailing prices. Moreover, the market price for shares of our common stock may be made more volatile because of the relatively low volume of trading in our common stock. When trading volume is low, significant price movement can be caused trading a relatively small number of shares.
Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on the market price of our common stock.
Common stock prices are often significantly influenced by the research and reports that securities analysts publish about companies and their business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the market price of our common stock. If our common stock is covered by securities analysts and our stock is downgraded, our stock price will likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we can lose visibility in the financial markets, which can cause our stock price or trading volume to decline.
The price of our common stock has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.
The trading price of our common stock has been and is likely to be volatile and could fluctuate in response to factors such as:
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actual or anticipated variations in our operating results (including whether we have achieved our key business targets and/or earnings estimates) and prospects;

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announcements of technological innovations or new services by us or our competitors;

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announcements by us or our competitors of significant acquisitions, business successes, strategic partnerships, joint ventures or capital commitments;

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additions or departures of key personnel;

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sales of our common stock or other securities in the open market (particularly if overall trading volume is not high);

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actual or anticipated monetization of our patents;

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general market conditions and broader political and economic conditions; and

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other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, which have often been unrelated to the operating performance of companies, and in particular the market prices of stock in smaller companies and technology companies have been highly volatile. The market price of our common stock at any particular time may not remain the market price in the future. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against that company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.
We do not expect any cash dividends to be paid on our common stock in the foreseeable future.
We have never declared or paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. We expect to use future earnings, if any, as well as any capital that may be raised in the future, to fund business growth. Consequently, a stockholder’s only opportunity to achieve a return on investment would be for the price of our common stock to appreciate. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.
Delaware law and our certificate of incorporation and bylaws contain anti-takeover provisions, and our Board of Directors has adopted a Section 382 Tax Benefits Preservation Plan in the form of a stockholder rights agreement, any of which could delay or discourage a merger, tender offer, or assumption of control of us not approved by our Board that some stockholders may consider favorable.
Delaware law and our certificate of incorporation and amended and restated bylaws contain certain provisions, and our Board of Directors recently adopted a Section 382 Tax Benefits Preservation Plan in the form of a stockholder rights agreement with an expiration date of April 3, 2020 and an ownership trigger threshold of 4.99%, any of which could render more difficult, or discourage a merger, tender offer, or assumption of control of us that is not approved by our Board of Directors. The Section 382 Tax Benefits Preservation Plan, however, should not interfere with any merger, tender or exchange offer or other business combination approved by our Board of Directors. Nor does the rights agreement prevent our Board of Directors from considering any offer that it considers to be in the best interest of our stockholders.

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may not agree with.
We intend to use net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, to pay amounts, if any, to terminate our remaining obligations under that certain IP Revenue Sharing Agreement, financing our continued growth, capital expenditures and to satisfy other working capital requirements. Currently, we are subject to the restrictive covenants of the IP Revenue Sharing Agreement and are obligated to pay the Revenue Participants under such agreement a portion of the revenues, if any, that we derive from the monetization of certain of our patents or on account of any sale of products or services using these patents totaling (i) if paid in full prior to March 31, 2018, up to $5,000,000 and (ii) otherwise, up to $7,500,000.
Risks Relating to the IP Revenue Sharing Agreement
We may be unable to comply with the liquidity covenant in the IP Revenue Sharing Agreement.
On October 3, 2014, we entered into an IP Revenue Sharing Agreement, which we refer to as the “IP Revenue Sharing Agreement,” by and among the Company, SITO Mobile Solutions, Inc., our wholly-owned subsidiary, SITO Mobile R&D IP, LLC, our wholly-owned subsidiary, Fortress Credit Co. LLC, and CF DB EZ LLC (the “Revenue Participant”). Pursuant to the IP Revenue Sharing Agreement, among other things, we sold to the Revenue Participant the right to receive a portion of certain revenues received, if any, from the monetization of certain of our patents, in an aggregate amount of up to $5,000,000 (if paid in full prior to March 31, 2018) or $7,500,000 (if paid in full after March 31, 2018) (the “Patent Revenues”), subject to the terms of the IP Revenue Sharing Agreement. Under the IP Revenue Sharing Agreement, we are required to comply with certain informational and financial covenants. Any failure to comply with these covenants may constitute an event of default under the IP Revenue Sharing Agreement, which may result in the purchasers declaring all outstanding amounts due under the Notes and the Revenue Stream to be immediately due and payable. Such an event may have a material adverse effect on our company.
All rights under the IP Revenue Sharing Agreement have been assigned to affiliates of one of our stockholders, whose interests may not be aligned with other stockholders of the Company.
On July 11, 2017, TAR SITO LendCo (“TAR LendCo”), an entity owned and controlled by Julian Singer, the son of Karen Singer (sole member of TAR Holdings LLC), acquired from Fortress Credit Opportunities V CLO Limited, CF EZ LLC, and CF DB EZ LLC all rights, title and interest as “Purchaser” and “Revenue Participant” under the IP Revenue Sharing Agreement and related documents. Ms. Singer has announced that she believes that certain “Events of Default” may have occurred and are continuing under the IP Revenue Sharing Agreement and related documents and has reserved all rights to take any actions under the law, the IP Revenue Sharing Agreement and related documents to protect Ms. Singer’s and TAR LendCo’s interests, including accelerating obligations under the IP Revenue Sharing Agreement and related documents and foreclosing upon collateral subject to such agreements.
Although the Company believes that it is in compliance with all covenants and its other obligations under the IP Revenue Sharing Agreement, litigation over the IP Revenue Sharing Agreement may distract the Company and cost the Company’s management time, effort and expense to defend against the claims and threats made by TAR LendCo, Ms. Singer and their respective affiliates. The Company intends to vigilantly defend the interests of all of the Company’s stockholders.
The IP Revenue Sharing Agreement restricts our ability to monetize our patents.
Under the IP Revenue Sharing Agreement, we may not dispose of any of our patents without the written consent of the Majority Purchasers (as defined in such agreement). As a result, we may be unable to take advantage of opportunities to monetize our patents that we consider potentially profitable. This restriction may have a material adverse effect on our business.
The Revenue Purchaser has alleged that we have defaulted under the IP Revenue Sharing Agreement
In addition, on November 3, 2017, a complaint was filed against the Company in the Supreme Court of the State of New York (the “Complaint”) by TAR LendCo. The Complaint alleges that the Company has breached its obligations to undertake best efforts to diligently pursue the monetization of the Patents and to provide timely information with respect to the Company’s intellectual property to the Revenue Participant, in addition to other alleged minor technical and curable defaults. However, the Company’s obligation to pay any amounts to TAR LendCo under the Agreement is entirely dependent on the generation by the Company of Patent Revenues, and the Company has not generated substantial Patent Revenues to date. Notwithstanding the Complaint, the Company believes that it has diligently undertaken its best efforts to monetize the Patents (which efforts have been described in detail to TAR LendCo in writing), and that it has fully complied with all of the covenants under the Agreement and is not otherwise in default under the Agreement. The Company believes that the allegations by TAR LendCo in the Complaint are without merit, and it intends to vigorously defend against this lawsuit. However, notwithstanding its merits, the litigation may distract the Company and cost the Company’s management time, effort and expense to defend against the claims and threats made by TAR LendCo, Ms. Singer and their respective affiliates. Notwithstanding the Company’s belief that it has complied with all of its obligations under the IP Revenue Sharing Agreement, no assurance can be given as to the outcome of such lawsuit, and in the event the Company does not prevail in such action, the Company, its business, financial condition and results of operations may be materially and adversely affected.
Risks Relating to our Business
We have a history of operating losses.
We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a consolidated net loss of  $9.2 million from continuing operations for the nine months ended September 30, 2017 and consolidated net losses for all prior periods that has resulted in our having an accumulated deficit of  $150.0 million as of September 30, 2017. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress the price of our stock.
We may need to raise additional capital to meet our business requirements in the future. Capital raising may be costly or difficult to obtain and could dilute current stockholders’ ownership interests.
We intend to continue to make investments in pursuit of our strategic objectives and to support our business growth. Various business challenges may require additional funds, including the need to respond to competitive threats or market evolution by developing new solutions and improving our operating infrastructure, either through additional hiring or acquisition of complementary businesses or technologies, or both. In addition, we could incur significant expenses or shortfalls in anticipated cash generated as a result of unanticipated events in our business or competitive, regulatory, or other changes in our market, or longer payment cycles required or imposed by our customers.
Our available cash and cash equivalents, and any cash we may generate from operations may not be adequate to meet our capital needs, and therefore we may need to engage in equity or debt financings to secure additional funds. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business may be adversely affected.
If we do raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, if we issue debt, the holders of that debt would have prior claims on the Company’s assets, and in case of insolvency, the claims of creditors would be satisfied before distribution of value to equity holders, which would result in significant reduction or total loss of the value of our equity.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.
Of our revenue earned during the twelve months ended December 31, 2017, approximately 11% was generated from contracts with one specific advertising agency. If this customer were to terminate their business relationships with us, our future revenue and operating profits may be materially harmed.
We may experience quarterly fluctuations in our operating results due to a number of factors, which make our future results difficult to predict and could cause our operating results to fall below expectations.
Our quarterly operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not consider our past results, including our recent growth rates as indicative of our future performance.
In addition to other risk factors listed in this section, factors that may affect our quarterly operating results include the following:
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Seasonal variations in advertising spending;

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fluctuations in demand for our products;

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the length and associated unpredictability of our sales cycle;

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the timing and amount of investment in the development of new technologies, features and functionality of our platform;

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changes in the availability or price of advertising inventory;

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the timing and success of changes in our offerings or those of our competitors;

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changes in our pricing or pricing of our competitors’ solutions;

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changes in government regulation applicable to our industry; and

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general economic conditions.

Based upon all of the factors described above, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may from time to time fall below our estimates.
Our revenue and operating results are highly dependent on the overall demand for advertising. Factors that affect the amount of advertising spending, such as economic downturns, can make it difficult to predict our revenue and could adversely affect our business.
Our business depends on the overall demand for advertising and on the economic health of our current and prospective sellers and customers. If advertisers reduce their overall advertising spending, our revenue and results of operations are directly affected. Various macro factors could cause advertisers to reduce their advertising budgets, including adverse economic conditions and general uncertainty about economic recovery or growth, where we do most of our business, instability in political or market conditions generally, and any changes in favorable tax treatment of advertising expenses and the deductibility thereof. Reductions in inventory due to loss of sellers would make our solution less robust and attractive to customers.
Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our sales and revenue are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.
Our results of operations may fluctuate, in part, because of the resource intensive nature of our sales efforts, the length and variability of our sales cycle, and the short-term difficulty in adjusting our operating expenses. Our results of operations depend in part on sales to large organizations. The length of our sales cycle, from proof of concept to delivery of and payment for our products, is typically three to nine months but can be more than a year. If our competitors offer or develop products that our prospective customers may want to compare to our products, that situation could cause our average sales cycle to become longer.

Because the length of time required to close a sale varies substantially from customer to customer, it is difficult to accurately predict when, or even if, we will make a sale to a potential customer. As a result, large individual sales have, in some cases, occurred in periods subsequent to those periods in which we anticipated they would occur or have not occurred at all. The loss or delay of one or more large transactions in a period could impact our results of operations for that period and any future periods for which revenue from that transaction is delayed. As a result of these factors, it is difficult for us to forecast accurately our revenue for any particular period in the future. Because a substantial portion of our expenses are relatively fixed in the short term, our results of operations will suffer if our revenue falls below expectations in a particular period, which could cause the price of our common stock to decline.
We may not maintain our recent revenue growth.
Our revenue growth will depend, in part, on our ability to acquire new customers, gain a larger amount of advertising spend from our existing customers, continue to roll out our data and data driven ad-placement products, continue to innovate and develop new technologies, features and functionality and increase our share of and compete successfully in the new growing mobile digital advertising and data-insight markets, and we may fail to do so. Further, to accommodate growth we must continually improve and maintain our technology, systems and network infrastructure. As such, we may be unable to manage our expenses effectively in the future, which would use our cash and negatively impact our gross margin or operating expenses in any particular quarter. A variety of factors outside of our control could affect our revenue growth, including changes in spend budgets of advertisers and the timing and size of their spend. Decisions by advertisers to delay or reduce their advertising spending or divert spending away from mobile advertising could slow our revenue growth or reduce our revenue. You should not consider our recent revenue growth rates as indicative of our future growth.
Acts of competitors and other third parties can adversely affect our business.
We do not control the spending or inventory on our platform, and our revenue is therefore vulnerable to acts by third parties that reduce the amounts of spending or inventory available to us. For example, the amount of inventory available to independent platforms like us could be reduced as a result of decisions by Facebook to emphasize content viewable through its site or to favor friends and family-type feeds over third-party properties, or decisions by Google to utilize its ad server advantages to outbid us and other competitors in open-market auctions. Similarly, decisions by customers and sellers to transact directly rather than through us would tend to reduce both spending and inventory on our platform.
We may not be able to manage our growth effectively.
We need to grow significantly and expand our data and data driven ad-placement products, and the scope of our offering in order to keep pace with the growth and change in our market and to develop the market reach and scale necessary to compete effectively with large competitors. This growth depends to a significant degree upon the quality of our strategic vision and planning. The advertising market is evolving rapidly, and if we make strategic errors, there is a significant risk that we will lose our competitive position and be unable to recover and achieve our objectives. Our ability to grow requires access to, and prudent deployment of, capital for hiring, expansion of physical infrastructure to run our solution, acquisition of companies or technologies, and development and integration of supporting technical, sales, marketing, finance, administrative, and managerial infrastructure. Further, the rapid growth we are pursuing will itself strain the organization and our ability to continue that growth and to maintain the quality of our operations.
We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:
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meet our capital needs;

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implement, improve and expand our operational, financial, management information, risk management and other systems effectively or efficiently or in a timely manner;

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allocate our human resources optimally;

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identify, hire, train, motivate and retain qualified managers and employees;

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develop the management skills of our managers and supervisors; or

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evolve a corporate culture that is conducive to success.

If we do not manage our growth effectively, successfully forecast demand for our products or manage our expected expenses accordingly, our operating results will be harmed. If we fail to manage our growth effectively, our financial performance may suffer.
If our customers do not maintain and increase their advertising spend through our platform, our revenue growth and results of operations will be adversely affected.
Advertisers generally use multiple providers in managing advertising spend. Accordingly, we must convince our customers to use our products, increase their usage and spend a larger share of their advertising budgets with us, and do so on an on-going basis. We may not be successful at educating and training customers, particularly our newer customers, on the benefits of our products to increase usage and generate higher levels of advertising spend. If these efforts are unsuccessful or advertisers decide not to continue to maintain or increase their advertising spend through our platform for any other reason, then we may not attract new advertisers or our existing customers may reduce their advertising spend through or cease using our platform. Therefore, we cannot assure you that advertisers that have generated advertising spend through our platform in the past will continue to generate similar levels of advertising spend in the future or that they will continue to use our platform at all. We may not be able to replace customers who decrease or cease their usage of our platform with new customers that spend similarly on our platform. If our existing customers do not continue to use and increase their use of our platform, or if we are unable to attract sufficient advertising spend on our platform from new customers, our revenue could decline, which would materially and adversely harm our business and results of operations.
We generally do not have long-term agreements with our customers, and we may be unable to retain key customers, attract new customers, or replace departing customers with customers that can provide comparable revenue to us.
Our success requires us to maintain and expand our current customer relationships and to develop new relationships. Our contracts and relationships with advertising agencies on behalf of advertisers are typically short term in nature and generally do not include long-term obligations requiring them to purchase our products and are cancelable upon short or no notice and without penalty. As a result, we currently have limited visibility into our future advertising revenue streams. We cannot assure you that our customers will continue to use our products, or that we will be able to replace, in a timely or effective manner, departing customers with new customers that generate comparable revenue. If a major customer representing a significant portion of our business decides to materially reduce its use of our products or to cease using our products altogether, our revenue could be significantly reduced. Any non-renewal, renegotiation, cancellation or deferral of large advertising contracts, or a number of contracts that in the aggregate account for a significant amount of revenue, could cause an immediate and significant decline in our revenue and harm our business.
Our contracts with customers and sellers are generally not exclusive and generally do not require minimum volumes or long-term commitments. If customers or sellers representing a significant portion of the demand or inventory in our marketplace decide to materially reduce the use of our products, we could experience an immediate and significant decline in our revenue and profitability and harm to our business.
Generally, our customers and sellers are not obligated to provide us with any minimum volumes of business, may do business with our competitors as well as with us, and may bypass us and transact directly with each other or through other intermediaries. Most of our business with customers originates pursuant to arrangements that are limited in scope and can be reduced or canceled by the customer without penalty. Similarly, sellers make inventory available to us on a discretionary basis. Accordingly, our business is highly vulnerable to changes in the macro environment, price competition, and development of new or more compelling offerings by our competitors, which could reduce business generally or motivate customers or sellers to migrate to competitors’ offerings. Further, if our relationships with customers or sellers become strained due to service failures or other reasons, including possible perceptions by our customers that we compete with them, it might not be difficult for these clients to reduce or terminate their business with us. Because we do not have long-term contracts, our future revenue may be difficult to predict and there is no assurance that our current customers and sellers will continue to use our product or that we will be able to replace lost customers or sellers with new ones. If a customer or group of customers representing a significant portion of the demand in our marketplace, or a seller or group of sellers representing a significant portion of the inventory in our marketplace decides to materially reduce use of our product, it could cause an immediate and significant decline in our revenue and profitability and harm to our business. Additionally, if we overestimate future usage, we may incur additional expenses in adding infrastructure without a commensurate increase in revenue, which would harm our profitability and other operating results.
We have identified significant deficiencies in our internal control over financial reporting, and our business and stock price may be adversely affected if we do not adequately address those deficiencies or if we have other significant deficiencies or material weaknesses in our internal control over financial reporting.
As part of our evaluation of internal control over financial reporting for the fiscal year ended December 31, 2016, we identified significant deficiencies in the areas of executive expenses and executive payroll. While all employees are required to present and validate all business expenses incurred in performance of their duties with us, two members of management did not adhere to this policy. As a result, former management was able to use company assets for other than legitimate business purposes. Our management concluded that these deficiencies represent significant deficiencies. A “significant deficiency” is a control deficiency, or a combination of control deficiencies, that adversely affects a company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of our annual or interim financial statements that is more than inconsequential will not be prevented or detected.
Internal controls over financial reporting are processes designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Failure to maintain effective internal controls over financial reporting in the future could cause us to fail to meet our reporting obligations, cause our consolidated financial statements to contain material misstatements, and harm our business and operating results. Our internal controls may not prevent all potential errors, because any control system, regardless of its design, can provide only reasonable, and not absolute, assurance that the objectives of the control system will be achieved.
We cannot assure you that in the future additional significant deficiencies and material weaknesses will not occur, exist or otherwise be identified. We will continue to monitor the effectiveness of our processes, procedures and controls and will make changes as management determines appropriate. Effective internal controls are necessary for us to produce reliable financial reports. If we cannot produce reliable financial reports, our business and operating results may be adversely affected, investors may lose confidence in our reported financial information, there may be a negative effect on our stock price, and we may be subject to civil or criminal investigations and penalties.
If we fail to maintain an effective system of internal control over financial reporting and other business practices, and of board-level oversight, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties. Consequently, investors could lose confidence in our financial reporting, and this may decrease the trading price of our stock.
We must maintain effective internal controls to provide reliable financial reports and to prevent and detect fraud and other improprieties. We are responsible for reviewing and assessing our internal controls and implementing additional controls when improvement is needed. We determined that as of the period ended December 31, 2016, which we are required to assess and report in Item 9A. Controls and Procedures of our Annual Report on Form 10-K, on file with the SEC, that we had significant deficiencies in our internal controls, which requires us to remediate such deficiencies. Failure to implement any required changes to our internal controls or other changes we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the market price of our stock.
Sarbanes-Oxley Act requirements regarding internal control over financial reporting, and other internal controls over business practices, are costly to implement and maintain, and such costs are relatively more burdensome for smaller companies such as us than for larger companies. We have limited internal personnel to implement procedures and must scale our procedures to be compatible with our resources. We also rely on outside professionals including accountants and attorneys to support our control procedures. Until fiscal year 2012, we did not have an Audit Committee, Compensation Committee or Governance and Nominating Committee composed of independent directors. We are working to improve all of our controls but, if our controls are not effective, we may not be able to report our financial results accurately or prevent and detect fraud and other improprieties which could lead to a decrease in the market price of our stock.
Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.
Accounting principles generally accepted in the United States, or U.S. GAAP, are subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.
In particular, in May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In fiscal 2016, the FASB issued additional guidance that provide for additional changes to the revenue recognition accounting standard, including principal versus agent considerations, identifying performance obligations, licensing, narrow-scope changes and practical expedients.
We are adopting the new revenue guidance in the first quarter of 2018 utilizing the full retrospective transition method. Under the new standard, media placement revenues are recognized over time when control of the promised services is transferred to our customers through the use of an output method.
We are continuing to evaluate the new guidance to determine any other impacts on our consolidated financial statements and have not determined all possible impacts it may have on our financial reporting. If, for example, we were required to recognize revenue differently with respect to our media placement contracts, the differential revenue recognition may cause variability in our reported operating results.
Our reorganization and cost-control efforts might not assure profitability and may affect morale and make it difficult to retain employees or attract new ones.
Since June 2017, we have endeavored to realign our business to best reflect the needs of our customers and the evolving marketplace in which we operate, and to pursue our strategic priorities and to optimize costs. The steps we have taken are intended to optimize our costs to align our organization and cost structure more appropriately to grow our data and data driven ad-placement, and our current revenue and scale and to position us better to expand our investments in future growth areas. However, our cost optimization efforts do not assure our profitability. Additional cost optimizations may be implemented in the future, and cost savings may be offset by future hiring or other costs to pursue strategic objectives. An optimization in force or further management reorganization could adversely affect morale in our organization and our reputation as an employer, which could lead to the loss of valued employees and could make it more difficult for us to hire new employees in the future, and the optimization of our headcount could adversely affect our service delivery and make it more difficult for us to pursue new opportunities and initiatives in the future.
If we fail to attract, motivate, train, and retain highly qualified engineering, marketing, sales, management and key personnel, our ability to execute our business strategy could be impaired.
Our success depends significantly upon our ability to recruit, train, motivate, and retain key technology, engineering, sales, management and key personnel. We are a technology-driven company and it is imperative that we have highly skilled computer scientists, engineers, data scientists, data analysts, and management to innovate and deliver our platform. Increasing our base of customers and sellers depends to a significant extent on our ability to expand our sales and marketing operations and activities, and our solution requires a sophisticated sales force with specific sales skills and specialized technical knowledge that takes time to develop. Appropriately qualified personnel can be difficult to recruit and retain. Skilled and experienced management is critical to our ability to achieve revenue growth, execute against our strategic vision and maintain our performance through the growth and change we anticipate.
Competition for employees with experience in our industry can be intense, particularly in New Jersey and California, where our operations and the operations of other digital media companies are concentrated and where other technology companies compete for management and engineering talent. Other employers may be able to provide better compensation, more diverse opportunities and better chances for career advancement. None of our officers or other key employees has an employment agreement for a specific term, and any of such individuals may terminate his or her employment with us at any time.
It can be difficult, time-consuming, and expensive to recruit personnel with the combination of skills and attributes required to execute our business strategy, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. These challenges will increase as we grow. New hires require significant training and it may take significant time (often six months or more) before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards before new hires contribute to sales or productivity, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training. Moreover, new employees may not be or become as productive as we expect, and we may face challenges in adequately or appropriately integrating them into our workforce and culture. At times we may experience elevated levels of unwanted attrition, and as our organization grows and changes and competition for talent increases, this type of attrition may increase.
We may not be able to compete successfully against current and future competitors because competition in our industry is intense, and our competitors may offer products that are perceived by our customers to be more attractive than ours or leverage captive inventory or data to their advantage. These factors could result in declining revenue or the inability to grow our business.
Competition for our advertisers’ advertising budgets is intense, as is competition for broader advertising solutions such as data management platforms. We operate in a market that is subject to rapid development and introduction of product and service offerings, changing branding objectives and evolving customer demands, all of which affect our ability to remain competitive. We expect competition to increase as the barriers to enter our market are low and consolidation is increasing. Increased competition may force us to charge less for our products, or offer pricing models that are less attractive to us and decrease our margins. Our principal competitors for our media buying solutions include traditional advertising networks, and advertising agencies that operate an agency trading desk, either directly or through an affiliate. Competitors for our products include other companies that offer self-service DSP and/or DMP solutions, which allow advertisers to purchase inventory directly from advertising exchanges or other third parties and manage and analyze their own consumer data and third party data. Other competitors for our products include in-house tools and custom solutions currently used by brand advertisers to manage their customer data and advertising and marketing activities. We also face competition in our location based solutions from other company’s such as: GroundTruth, PlaceIQ, NinthDecimal, MaxPoint, and 4INFO. As our platforms evolve and we introduce new technologies, features and functionality, we may face competition from new sources.
We also compete with services offered through large online portals that have significant brand recognition, such as Yahoo!, Google, and Facebook. These large portals have substantial proprietary digital advertising inventory that may provide them with competitive advantages, including far greater access to Internet user data, and the ability to significantly influence pricing for digital advertising inventory. Furthermore, these portals may not offer some of their premium, or even all of their inventory, for sale, but instead, use it in their own captive advertising activities. We also compete for a share of advertisers’ total advertising budgets with online search advertising, for which we do not offer a solution, and with traditional advertising media, such as direct mail, broadcast television, radio, cable and print. Some of our competitors have also established reputations for specific services, such as retargeting with dynamic creative, for which we do not have an established market presence. Many current and potential competitors have competitive advantages relative to us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising inventory on premium websites and significantly greater financial, technical, sales and marketing resources. Increased competition may result in reduced pricing for our products, longer sales cycles or a decrease of our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.
We must develop new product offerings and introduce enhancements that include new features and functionality that achieve market acceptance or that keep pace with technological developments to remain competitive in our evolving industry.
We operate in a dynamic market characterized by rapidly changing technologies and industry and legal standards. The introduction of new advertising solutions by our competitors, the market acceptance of solutions based on new or alternative technologies, or the emergence of new advertising industry standards could render our platform obsolete. Our ability to compete successfully, attract new customers and increase revenue from existing customers depends in large part on our ability to enhance and improve our existing platform and to continually introduce or acquire new technologies and features and functionality demanded by the market we serve. The success of any enhancement or new solution depends on many factors, including timely completion, adequate quality testing, appropriate introduction and market acceptance. Any new solution, product or feature that we develop or acquire may not be introduced in a timely or cost effective manner, may contain defects or may not achieve the broad market acceptance necessary to generate significant revenue. If we are unable to anticipate or timely and successfully develop or acquire new offerings or features or enhance our existing platform to meet evolving customer requirements, our business and operating results will be adversely affected.
Further, the planned timing and introduction of new products and services are subject to risks and uncertainties. Unexpected technical, operational, deployment, distribution or other problems could delay or prevent the introduction of new products and services, which could result in a loss of, or delay in, revenues.
Seasonal fluctuations in digital advertising activity could result in material fluctuations of our revenue, cash flows, operating results, and other key performance measures from period to period.
Our revenue, advertising spend, cash flow from operations, operating results, and other key performance measures may vary from quarter to quarter due to the seasonal nature of advertiser spending. For example, many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing, and advertising inventory in the fourth quarter may be more expensive due to increased demand for advertising inventory. As a result, any events that reduce the amount of advertising spend during the fourth quarter, or reduce the amount of inventory available to customers during that period, could have a disproportionate adverse effect on our revenue and operating results for that fiscal year.
An adverse trend in sales during the holiday season could affect our financial results.
Historically, a high percentage of our annual sales have been attributable to the winter holiday selling season. In contrast, a substantial portion of our expenses are personnel related and include salaries, stock-based compensation, and benefits, which are not seasonal in nature. Accordingly, in the event of revenue shortfalls, we are generally unable to mitigate the negative impact on our results from operations in the short term.
Any forecasts of market growth that we have provided or may provide in the future may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.
Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates, which may not prove to be accurate. Forecasts relating to the expected growth in advertising and other markets, may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.

We may not be able to adequately safeguard our intellectual property rights from unauthorized use, and we may become subject to claims that we infringe on others’ intellectual property rights.
We rely on a combination of patents, trade secrets, copyrights, trademarks, and other intellectual property laws, nondisclosure agreements and other arrangements with employees, actual and prospective customers and actual or prospective capital providers and their agents and advisors, and other protective measures to preserve our proprietary rights. These measures afford only limited protection and may not preclude competitors from developing products or services similar or superior to ours. Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.
Although we implement protective measures and intend to defend our proprietary rights, our efforts may not be successful. From time to time, we may litigate within the United States or abroad to enforce our issued or licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights can involve complex factual and legal questions and can be expensive, would require management’s attention and might not bring us timely or effective relief.
Furthermore, third parties may assert that our products or processes infringe upon their intellectual property rights. Although there are no pending or threatened intellectual property lawsuits against us, we may face litigation or infringement claims in the future. Infringement claims could result in substantial judgments, and could result in substantial costs and diversion of our resources even if we ultimately prevail. A third party claiming infringement may also obtain an injunction or other equitable relief which could effectively block our use of allegedly infringing intellectual property. Although we may seek licenses from third parties covering intellectual property that we are allegedly infringing, we may not be able to obtain any such licenses on acceptable terms and conditions, if at all.
We may not be able to effectively protect or monetize our patents.
We have 35 patents, which were issued from May 2006 to March 2017, related to mobile search, commerce, advertising and streaming media. To monetize some or all of our patents through sales of one or more patents would require access to potential customers, which may be difficult for a smaller company such as us to obtain, and would also require completion of a customers’ due diligence investigation into the strength of our patents, demonstration to the customer that owning such patents would have defensive or offensive value, and negotiation of the price and other terms of transaction documents.
To monetize some or all of the patents by licensing would require similar steps. In addition, we may not be able to monetize our patents against companies who use our patented inventions unless they respect our ability to enforce our patents against them if they were not to agree to licenses.
To prosecute patent infringement actions may require us to commit our cash resources to incur substantial legal fees and costs. The outcome of litigation is never certain, and the amount of damages that might be awarded to us under any judgment is also uncertain. Even if a judgment is obtained it would be subject to appeal and to the uncertainties of collection. In addition, companies whose actual or planned activities are blocked by our patents could attempt to develop technological work-arounds in order to avoid compensating us.
There can be no assurance that we will be able to effectively protect or monetize our patents, or that we will be able to obtain a return equal to the fair intrinsic value of the patents. Any effort to obtain monetization could entail significant expenses and also opportunity costs.
We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.
Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.
Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.
SITO Mobile, our former chief executive officer, our former chief financial officer, and certain former members of our Board, have been named as parties to various lawsuits arising out of, or related to, alleged violations of various federal securities laws and SEC rules and regulations and those lawsuits could adversely affect us, require significant management time and attention, result in significant legal expenses or damages, and cause our business, financial condition, results of operations, and cash flows to suffer.
A putative federal securities class action complaint has been filed against us and certain of our former officers and directors, as detailed more fully in our Annual Report on Form 10-K for the year ended December 31, 2016, on file with the SEC.
The ultimate outcome of any litigation is uncertain. Either favorable or unfavorable outcomes could have a material negative impact on our financial condition or results of operations, due to defense costs, diversion of management resources and other factors.
Our Company is subject to litigation claims and general risks of litigation.
We are involved on an on-going basis in various forms of litigation with a variety of parties including but not limited to employees, former employees, current and former shareholders, customers, vendors or suppliers arising in the ordinary course of business or otherwise. Trends in litigation may include class actions involving consumers, shareholders and employees, and claims relating to commercial, labor, employment, antitrust, securities or intellectual property matters. Litigation trends and the outcome of litigation cannot be predicted with certainty, and adverse litigation trends and outcomes could adversely affect our business, financial condition and results of operations.
In particular, we note that in November 2017, we received a complaint against the Company filed by Fort Ashford Funds, LLC (“Ashford”), in the Superior Court of the State of California, Orange County (the “Ashford Complaint”). The Ashford Complaint claims that the Company issued certain warrants to Panzarella Consulting, LLC and Patrick Panzarella (together “Panzarella”) giving them the option to purchase, in the aggregate, five million (5,000,000) shares of the Company’s common stock at a price of fifty cents ($.50) per share. Through a series of transfers, the purported warrants were allegedly transferred to Ashford, who is now seeking to exercise such purported warrants. However, despite making a thorough inquiry into these matters, the Company is unaware of the existence of any warrant or other agreement that indicates that the purported warrants exist or were ever issued to Panzarella or any other person, and the Ashford Complaint has failed to provide evidence of the existence of the purported warrant, or the ability of Ashford to exercise such warrant. The Company believes that the allegations by Ashford in the Complaint are without merit, and it intends to vigorously defend against this lawsuit. However, notwithstanding its merits, the litigation may distract the Company and cost the Company’s management time, effort and expense to defend against the claims and threats made by Ashford and its affiliates.

Notwithstanding the Company’s belief the Ashford Complaint is frivolous, no assurance can be given as to the outcome of such lawsuit, and in the event the Company does not prevail in such action, the Company, its business, financial condition and results of operations may be materially and adversely affected.
In addition, we are also engaged in ongoing litigation with TAR SITO LendCo and its affiliates, as described in more detail above. See “The Revenue Purchaser has alleged that we have defaulted under the IP Revenue Sharing Agreement.”
Complying with securities laws and regulations is costly for us.
Changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations promulgated by the SEC and NASDAQ, are creating particular challenges for smaller publicly-held companies like us. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.
If we fail to comply with the continuing listing standards of The NASDAQ Capital Market, our securities could be delisted.
Our common stock is listed on the NASDAQ Capital Market under the symbol “SITO”, and we also have outstanding warrants listed on the NASDAQ Capital Market under the symbol “SITO”. For our common stock to continue to be listed on the NASDAQ Capital Market, we must meet the current NASDAQ Capital Market continued listing requirements. If we were unable to meet these requirements, including, but not limited to, requirements to obtain stockholder approval of a transaction other than a public offering involving the sale or issuance equal to 20% or more of our common stock at a price that is less than the market value of our common stock, our common stock could be delisted from the NASDAQ Capital Market. If our securities were to be delisted from the NASDAQ Capital Market, our securities could continue to trade on the over-the-counter bulletin board following any delisting from the NASDAQ Capital Market, or on the Pink Sheets, as the case may be. Any such delisting of our securities could have an adverse effect on the market price of, and the efficiency of the trading market for our securities, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.
There can be no assurance that we will meet the Minimum Stockholders’ Equity Requirement or the Minimum Bid Price Requirement during any compliance period or in the future, or otherwise meet NASDAQ compliance standards, or that NASDAQ will grant the Company any relief from delisting as necessary, or that we will be able to ultimately meet applicable NASDAQ requirements for any such relief.
Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations, which could subject our business to higher tax liability.
We may be limited in the portion of net operating loss carry-forwards that we can use in the future to offset taxable income for U.S. federal and state income tax purposes. At December 31, 2016, we had gross, pretax U.S. federal net operating loss carry-forwards, or NOLs, of  $40 million. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Future changes in our stock ownership could result in ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. On April 3, 2017, our Board adopted a Section 382 Tax Benefits Preservation Plan in an effort to diminish the risk that the Company’s ability to utilize its net operating loss carryovers or “NOLs” to reduce potential future federal income tax obligations may become substantially limited. We have recorded a valuation allowance related to our NOLs and other net deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets. Our NOLs may expire unutilized or underutilized, which would prevent us from offsetting future taxable income.

The recently passed comprehensive tax reform bill could adversely affect our business and financial condition.
On December 22, 2017, President Trump signed into law the final version of the tax reform bill commonly known as the “Tax Cuts and Jobs Act,” or the TCJA, that significantly reforms the Internal Revenue Code of 1986, as amended, or the Code, with many of its provisions effective for tax years beginning on January 1, 2018. The TCJA, among other things, contains significant changes to corporate taxation, including a permanent reduction of the corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation of the deduction for net operating loss carryforwards to 80% of current year taxable income, an indefinite net operating loss carryforward, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and the modification or repeal of many business deductions and credits. We continue to examine the impact this tax reform legislation may have on our business. Notwithstanding the reduction in the corporate income tax rate, the overall impact of the TCJA is uncertain and our business and financial condition could be adversely affected. The impact of this tax reform on holders of our stock is also uncertain and could be adverse.
As a result of the recent adoption of U.S. federal tax reform, we may recognize a significant write-down on our deferred tax assets in the fourth quarter of 2017.
Among other things, the TCJA lowers the federal corporate tax rate to 21 percent, eliminating current brackets that have a maximum tax rate of 35 percent. The lower corporate tax rate of 21 percent will require companies to re-measure their deferred tax assets and liabilities as of the date of enactment of the legislation, and any resulting tax effects will need to be accounted for in the reporting period of enactment. This has required us to re-measure our deferred tax assets and liabilities in the fourth quarter of 2017, and, based upon that recalculation, we may recognize a net write down to the value of our net deferred tax. However, beginning the first quarter of 2018, our results of operations are expected to be favorably impacted since our pre-tax income will be taxed at a lower corporate tax rate of 21 percent.
The Tax Cuts and Jobs Act could negatively affect us or holders of our stock.
The TCJA makes significant changes to the U.S. federal income tax rules applicable to both individuals and entities, including corporations. There remains uncertainty as to the impact of the TCJA on us or on an investment in our stock. You should consult with your tax advisor regarding the effect of the TCJA and other potential changes to the U.S. federal tax laws prior to purchasing our stock.
Risks Relating to our Industry
Demand for some of the services we provide is not yet well established.
Brand owners who are potential users of the services we provide must weigh their decisions in light of limited budgets for marketing and notification, the inertia of dealing with well-established providers of traditional modalities for marketing and notification, lack of experience with services such as ours and the perception (whether or not well founded) of technological risk and not-fully-demonstrated cost-effectiveness of our services. There are indications that the market among major brand owners for services such as ours is in an early stage of development.
System or network failures could reduce our sales, increase costs or result in a loss of end users of our products and services.
Any failure of, or technical problem with, carriers’ or third parties’ billing systems, delivery or information systems, or communications networks could result in the inability of end users to receive communications or download our products, prevent the completion of a billing transaction, or interfere with access to some aspects of our products. If any of these systems fail or if there is an interruption in the supply of power, an earthquake, superstorm, fire, flood or other natural disaster, or an act of war or terrorism, end users might be unable to access our offerings. For example, from time to time, our carriers have experienced failures with their billing and delivery systems and communication networks, including gateway failures that reduced the provisioning capacity of their branded e-commerce system. Any failure of, or technical problem with, the carriers’, third parties’ or our systems could cause us to lose end users or revenues or incur substantial repair costs and distract management from operating our business, or persuade retailers or brand owners that solutions utilizing our programs are not sufficiently reliable. This, in turn, could harm our business, operating results and financial condition.
Material defects or errors in our platform could result in customer dissatisfaction and harm our reputation, result in significant costs to us and impair our ability to sell our platform.
The software applications underlying our platform are inherently complex and may contain material defects or errors, which may cause disruptions in availability, misallocation of advertising spend or other performance problems. Any such errors, defects, disruptions in service or other performance problems with our platform could negatively impact our business and our customers’ businesses or the success of their advertising campaigns and cause customer dissatisfaction and harm to our reputation. If we have any errors, defects, disruptions in service or other performance problems with our platform, customers may reduce their usage or delay or withhold payment to us, which could result in an increase in our provision for doubtful accounts or lengthen our collection cycles for accounts receivable. Such performance problems could also result in customers making warranty or other claims against us, our giving credits to our customers toward future advertising spend or costly litigation. As a result, material defects or errors in our platform could have a material adverse impact on our business and financial performance.
Our business model depends upon our ability to continue to access advertising inventory that we do not own.
Our platform depends on access to advertising inventory controlled by publishers and various other providers, such as public ad exchanges, supply-side platforms, private marketplaces, ad networks and direct premium publishers. In particular, we rely on continued access to premium ad inventory in high-quality and brand-safe environments, viewable to consumers across multiple screens. We do not own the inventory of advertising opportunities upon which our business depends and, therefore, we might not always have access to advertising inventory of sufficient quality or volume to meet the needs of our customers’ campaigns. As a result, we may have limited visibility to our future access to inventory. Companies such as ad networks make media buying commitments to publishers, and may compete with us and restrict our access to media inventory of those publishers. Companies such as ad exchanges charge both publishers and advertisers fees and may be able to charge advertisers lower fees than us. In addition, many publishers sell a portion of their advertising inventory directly to advertisers, and publishers may seek to do so increasingly in the future. If that were to occur, we may have fewer opportunities to provide our customers access to inventory, which would harm our ability to grow our business and our financial condition and operating results would be adversely affected.
Furthermore, as the number of competing intermediaries that purchase advertising inventory from real-time bidding technologies, or RTB exchanges and that utilize advertising solutions providers continues to increase, intermediaries or their bidding processes may favor other bidders and we may not be able to compete successfully for advertising inventory available on RTB exchanges. Even if our bids are successful, the inventory may be of low quality or misrepresented to us, despite our attempts to prevent fraud and conduct quality assurance checks on inventory and we could be subject to liability and our business could be harmed.
Our ability to generate revenue depends on our ability to collect and use significant amounts of data to deliver ads, and any limitations on the collection and use of this data could significantly diminish the value of our products.
Our ability to optimize the placement and scheduling of advertisements for our customers and to increase adoption of our products depends on our ability to successfully leverage data that we collect from our customers, sellers, and third-parties such as data providers. Our ability to successfully leverage such data, in turn, depends on our ability to collect and obtain rights to utilize such data.
When we deliver an ad, we are often able to collect anonymous information about the placement of the ad and the interaction of the user with the ad. We, and our third-party data providers, currently employ various tracking technologies, such as pixels and automatic content recognition technology, to collect the data we use to conduct ad campaigns. These tracking technologies are used to collect information related to the consumer, such as demographic information and history of the consumer’s interactions with our advertisers’ and our sellers’ websites, and any ads we deliver. We may also be able to collect information about the user’s location. As we collect and aggregate this data provided by billions of ad impressions and the data acquired from third-party providers, we analyze it in order to optimize the placement and delivery of ads across the advertising inventory provided to us by sellers.
Increased prevalence of ad-blocking has prompted examination of the effect of digital advertising industry practices upon the quality of user experiences, and changes in industry practices may emerge as a result. Such changes could reduce the viability of our existing business model, place us at a competitive disadvantage, or require us to invest significantly in developing new technologies and business practices.
If the use of digital advertising generally is rejected by mobile application and Internet users, through opt-out or ad-blocking technologies or other means, or if other consumer choice mechanisms like “Do Not Track” and “Limit Ad Tracking” inhibit our ability to collect and use data about end users, our performance may decline and we may lose customers and revenue.
Internet users can, with increasing ease, implement practices or technologies that may limit our ability to collect and use data to deliver advertisements, or otherwise inhibit the effectiveness of our solution. Some Internet users also download free or paid “ad blocking” software, not only for privacy reasons, such as a desire to avoid being targeted for ads based upon location or online activity, but also to counteract the adverse effect advertisements can have on users’ experience, including increased load times, data consumption, and screen overcrowding. Similar ad-blocking technology has also recently emerged for mobile devices. Such ad-blocking technology may prevent certain tracking technologies from being stored on a user’s mobile device. If more Internet users adopt these measures, our business could be harmed. Ad-blocking technologies could have an adverse effect on our business if it reduces the volume or effectiveness (and therefore value) of advertising. In addition, some ad blocking technologies block only ads that are targeted through use of third-party data, while allowing ads based on first-party data (i.e. data owned by the provider of the website or application being viewed). These ad blockers could place us at a disadvantage because we rely on third-party data, while large competitors have troves of first-party data they use to direct advertising. Other technologies allow ads that are deemed “acceptable,” which could be defined in ways that place us or our clients at a disadvantage, particularly if such technologies are controlled or influenced by our competitors. Even if ad blockers do not ultimately have a material impact on our business, investor concerns about ad blockers could cause our stock price to decline.
Increased prevalence of ad blocking has prompted examination of the effect of digital advertising industry practices upon the quality of user experiences, and changes in industry practices may emerge as a result. Such changes could reduce the viability of our existing business model, place us at a competitive disadvantage, or require us to invest significantly in developing new technologies and business practices.
In addition to “Do Not Track” options, certain mobile devices allow users to “Limit Ad Tracking” on their devices. Like “Do Not Track,” “Limit Ad Tracking” is a signal that is sent by particular mobile devices when a user chooses to send such a signal. While there is no clear guidance on how third parties must respond upon receiving such a signal, it is possible that customers, sellers, regulators, or future legislation may dictate a response that would limit our access to data, and consequently negatively impact the effectiveness of our solution and the value of our services on mobile devices.
Finally, network carriers, providers of mobile device operating systems, and device manufacturers may also impact our ability to collect data on internet-connected devices. These carriers, operating system providers, and device manufacturers are increasingly promoting features that allow device users to disable some of the functionality of the device or its operating system, which may impair or disable the collection of data on their devices. Any interruptions, failures, or defects in our data collection, mining, analysis, and storage systems could limit our ability to aggregate and analyze user data from our clients’ advertising campaigns. If that happens, we may not be able to optimize the placement of advertising for the benefit of our customers, which could make our products less valuable, and, as a result, we may lose clients and our revenue may decline.

If we fail to detect fraudulent or unacceptable ad placements, or if we serve advertisements on websites with inappropriate content, our reputation will be damaged, advertisers may reduce the use of or stop using our platform, and we may incur liabilities.
Our business depends in part on providing our advertisers with services that are trusted and safe for their brands and that provide the anticipated value. We frequently have contractual commitments to take reasonable measures to prevent advertisements from appearing on websites with inappropriate content or on certain websites that our advertisers may identify. Our advertisers also expect that ad placements will not be misrepresented, such as auto-play in banner placements marketed as pre-roll inventory, and that ad impressions represent the legitimate activity of human internet users. We use proprietary technologies in our efforts to detect and block inventory on websites with inappropriate content, misrepresented ad placements and fraudulent bot generated impressions. However, technologies utilized by bad actors are constantly evolving and preventing and combating fraud and inappropriate content, which is an industry-wide issue requires constant vigilance and investment of time and resources. There has recently been a significant amount of negative publicity about bot generated impressions within our industry, so our ability to combat bot generated impressions has become increasingly important. We may not always be successful in our efforts to prevent and combat fraud and inappropriate content. We may serve advertisements on inventory that is objectionable to our advertisers, and our software may also inadvertently purchase inventory on behalf of our advertisers that proves to be unacceptable for advertising campaigns, such as fraudulent bot generated impressions. In addition, negative publicity around fraudulent digital advertising placements may adversely impact the perceptions of advertisers regarding programmatic purchasing of digital advertising. As a result, we may lose the trust of our advertisers, which would harm our brand and reputation, our advertisers may reduce the use of or stop using our platform, we may be exposed to liabilities or the need to provide credits or refunds, and our business and financial performance may be harmed.
Digital advertising is relatively new, dependent on growth in various digital advertising channels, and vulnerable to adverse public perceptions and increased regulatory responses. If this market develops more slowly or differently than we expect, or if issues encountered by other participants or the industry generally are imputed to or affect us, our business, growth prospects and financial condition would be adversely affected.
The digital advertising industry is complex and evolving, and the relatively few publicly traded companies operating in the business tend to be small and new to the public markets. Consequently, the digital advertising industry may not be as widely followed or understood in the financial markets as more mature industries. The markets may not fully appreciate our particular place in the industry and our strengths and differentiating factors. Problems experienced by one industry participant (even private companies) or issues affecting a part of the industry have the potential to have adverse effects on other participants in the industry or even the entire industry. Emerging understanding of how the digital advertising industry operates has spurred privacy concerns and misgivings about exploitation of consumer information and prompted regulatory responses that limit operational flexibility and impose compliance costs upon industry participants. Any expansion of the market for digital advertising solutions depends on a number of factors, including social and regulatory acceptance, the growth of the overall digital advertising market and the growth of specific sectors including social, mobile, video, and out-of-home as well as the actual or perceived technological viability, quality, cost, performance and value associated with emerging digital advertising solutions. If demand for digital display advertising and adoption of automation does not continue to grow, or if digital advertising solutions or advertising automation do not achieve widespread adoption, or there is a reduction in demand for digital advertising caused by weakening economic conditions, decreases in corporate spending, quality, viewability, malware issues or other issues associated with customers, advertising channels or inventory, negative perceptions of digital advertising, additional regulatory requirements, or other factors, or if we fail to develop or acquire capabilities to meet the evolving business and regulatory requirements and needs of customers and sellers of multi-channel advertising, our competitive position will be weakened.

If our information systems are disrupted or unauthorized access to customer data or our data is otherwise obtained, our platform may be perceived as not being secure, customers may reduce the use of or stop using our platform, our reputation could be harmed and we may incur significant liabilities.
We collect, store and transmit information of, or on behalf of, our advertisers. Security breaches could result in the loss of information or financial assets, litigation, indemnity obligations and other liability. While we have security measures in place, our information systems and networks and those of third parties that we use in our operations are vulnerable to cybersecurity risk and ongoing threats. Our security measures may be breached as a result of third-party action, including cyber-attacks such as viruses, hacking, phishing attacks or other intentional misconduct by computer hackers, employee error, malfeasance or otherwise. This could result in one or more third parties obtaining unauthorized access to our customers’ data, our data, including intellectual property and other confidential business information, or our financial assets. Such attacks may also cause interruptions to the services we provide and cause customers to lose confidence in our platform. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. To date, unauthorized users have not had a material impact on our systems; however, there can be no assurance that such attacks may not be successful in the future.
Third parties may also attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our customers’ data or our data, including intellectual property and other confidential business information or our financial assets. Although we have developed systems and processes that are designed to protect our data and customer data and to prevent other security breaches, we cannot assure you that such measures will provide absolute security, If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed, we could lose potential sales and existing customers or we could be subject to liability.
In addition we utilize third-party cloud computing services in connection with our operations. Problems faced by us or our third-party hosting/cloud computing providers, including technological or business-related disruptions, as well as cybersecurity threats, could adversely impact our business and results of operations, our ability to accurately report our financial results, as well as the experience of our customers. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time consuming and costly to qualify and implement these relationships. Therefore, our ability to manage our business would suffer if one or more of our providers suffer an interruption in their business, or experience delays, disruptions or quality control problems in their operations, or we have to change or add systems and services. We may not be able to control the quality of the systems and services we receive from third-party service providers, which could impair our ability to maintain proper controls over financial reporting and complete timely and accurate financial reporting, and may impact our business, results of operation and financial condition.
Legislation and regulation of online businesses, including privacy and data protection regimes, is expansive, not clearly defined and rapidly evolving. Such regulation could create unexpected costs, subject us to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our technology platform or business model.
Government regulation may increase the costs of doing business online. Federal, state, municipal and foreign governments and agencies (although we do not currently have operations outside of the U.S. and Canada, in the future, some of our activities may also be subject to the laws of other foreign jurisdictions) have adopted and could in the future adopt, modify, apply or enforce laws, policies, and regulations covering user privacy, data security, technologies that are used to collect, store and/or process data, advertising online, the use of data to inform advertising, the taxation of products and services, unfair and deceptive practices, and the collection (including the collection of information), use, processing, transfer, storage and/or disclosure of data associated with unique individual Internet users. Although we have not collected data that is traditionally considered personal data, such as name, email address, address, phone numbers, social security numbers, credit card numbers, financial data or health data, we typically do collect and store IP addresses and other device identifiers, which are or may be considered personal data in some jurisdictions or otherwise may be the subject of legislation or regulation. In addition, certain U.S. laws impose requirements on the collection and use of information from or about users or their devices. For instance, the Children’s Online Privacy Protection Act, or COPPA, imposes requirements on website operators and online services that are aimed at children under the age of 13 years of age. COPPA requires notice and parental consent to include persistent identifiers for behavioral advertising and other tracking across websites. Other existing laws may in the future be revised, or new laws may be passed, to impose more stringent requirements on the use of identifiers to collect user information, including information of the type that we collect. Changes in regulations could affect the type of data that we may collect, restrict our ability to use identifiers to collect information, and, thus, affect our ability to collect data, the costs of doing business online, and affect the demand for our platform, the ability to expand or operate our business, and harm our business.
U.S. and non-U.S. regulators also may implement “Do-Not-Track” legislation, particularly if the industry does not implement a standard (discussed above). The California Online Privacy Protection Act of 2003 requires operators of commercial websites and online service providers, under certain circumstances, to disclose in their privacy policies how such operators and providers respond to browser “do not track” signals.
In addition, we may inadvertently receive personal information from advertisers or advertising agencies or through the process of executing video advertising campaigns or usage of our platform. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our operations, financial performance and business. Even the perception of privacy concerns, whether or not valid, may harm our reputation and inhibit adoption of our solution by current and future advertisers and advertising agencies.
In addition, data security is of increasing concern to U.S., state and foreign regulators, and, as a result, the legal standards for data security and the consequences for violating those standards continue to evolve and the threat posed by cyber-attacks and data breaches continues to grow. While we take measures to protect the security of information that we collect, use, and disclose in the operation of our business, and to offer certain privacy protections with respect to such information, such measures may not always be effective.
Failure to comply with industry self-regulation could harm our brand, reputation and our business.
In addition to compliance with government regulations, we voluntarily participate in trade associations and industry self-regulatory groups that promulgate best practices or codes of conduct addressing privacy and the provision of digital advertising. However, in the past, some of these guidelines have not comported with our business practices, making them difficult for us to implement. If we encounter difficulties in the future, or our opt-out mechanisms fail to work as designed, or if digital media users misunderstand our technology or our commitments with respect to these principles, we may be subject to negative publicity, as well as investigation and litigation by governmental authorities, self-regulatory bodies or other accountability groups, customers, sellers, or other private parties. Any such action against us could be costly and time consuming, require us to change our business practices, divert management’s attention and our resources, and be damaging to our reputation and our business. In addition, we could be adversely affected by new or altered self-regulatory guidelines that are inconsistent with our practices or in conflict with applicable laws and regulations in the United States and other countries where we do business. As a result of such inconsistencies or conflicts, or other business or legal considerations, we may choose not to comply with some self-regulatory guidelines. Additionally, as we expand geographically, we may begin to operate in jurisdictions that have self-regulatory groups in which we do not participate. If we fail to abide by or are perceived as not operating in accordance with applicable laws and regulations and industry best practices, or any industry guidelines or codes with regard to privacy or the provision of Internet advertising, our reputation may suffer and we could lose relationships with customers and sellers.

USE OF PROCEEDS
We estimate the net proceeds to us from the sale of the shares of common stock in this offering will be approximately $11.8 million ($13.7 million if the underwriters exercise the over-allotment option in full), at the public offering price of  $5.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, to pay amounts, if any, to terminate our remaining obligations under that certain IP Revenue Sharing Agreement (as described below), financing our continued growth, capital expenditures and to satisfy other working capital requirements.
We are currently subject to certain restrictive covenants and other obligations under that certain Note Purchase and Revenue Sharing Agreement dated October 3, 2014, as amended, by and among the Company, our subsidiaries SITO Mobile Solutions, Inc. and SITO Mobile R&D IP, LLC, Fortress Credit Co. LLC, and CF DB EZ LLC. We refer to this agreement in this prospectus supplement as the “IP Revenue Sharing Agreement.” In July 2017, TAR SITO Lendco LLC, which we refer to as “TAR”, acquired all of the rights of Fortress Credit Co. LLC, and CF DB EZ LLC under the IP Revenue Sharing Agreement. TAR is owned and controlled by Julian Singer, the son of Karen Singer, formerly a substantial stockholder of the Company, and her husband, Gary A. Singer.
The IP Revenue Sharing Agreement requires us to (i) undertake our best efforts to diligently pursue the monetization of certain of our patents that are currently not a part of our core business activities, which we refer to in this prospectus supplement as the “Non-Core Patents,” (ii) provide regular updates to TAR and its advisors and (iii) consult with TAR and its advisors, on request, as to those activities. Under the IP Revenue Sharing Agreement, TAR has the right to receive a portion of revenues, if any, resulting from the monetization of the Non-Core Patents or on account of any sale of products or services using these Non-Core Patents, in the aggregate amount of  (x) up to $5,000,000, if paid in full prior to March 31, 2018, and (y) otherwise, up to $7,500,000. Further, upon an acceleration of our obligations under the IP Revenue Sharing Agreement, we would be obligated to pay the foregoing amounts without regard to the existence of revenues related to the monetization of the Non-Core Patents.
As of the date of this prospectus supplement and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2017:
•
on an actual basis; and

•
on an as-adjusted basis to give effect to the sale of the issuance and sale of 2,600,000 shares of our common stock in this offering, at the public offering price of  $5.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us.

You should read this table together with our financial statements and related notes included in our annual, quarterly and current reports filed with the SEC.
	As of September 30, 2017
	Actual	As Adjusted
Cash and cash equivalents	$2,585,453	$14,462,203
Total liabilities(1)(2)	12,457,954	12,457,954
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none outstanding	0	0
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 21,950,460 shares issued and outstanding, actual; 24,550,460 shares issued and outstanding, as adjusted	21,949	24,550
Additional paid-in capital	165,149,086	177,431,486
Accumulated deficit	(149,989,004)	(150,397,254)
Total stockholders’ equity	15,182,031	27,058,782

(1)
Does not include contingent obligations under the IP Revenue Sharing Agreement. Under such agreement, we are obligated to pay a portion of certain revenues, if any, that we derive from third parties in respect of certain of our Non-Core Patents or on account of any sale of products or services using these patents totaling (i) $5,000,000, if paid in full prior to March 31, 2018 and (ii) $7,500,000 thereafter. Further, upon an acceleration of our obligations under the IP Revenue Sharing Agreement, we would be obligated to pay the foregoing amounts without regard to the existence of revenues related to the monetization of the Non-Core Patents.

(2)
Does not include $2.2 million due to our executive officers pursuant to their employment agreements with respect to the Company’s 2017 performance.

The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 22,125,070 shares of common stock issued and outstanding as of January 31, 2018 and excludes, as of that date:
•
4,030,131 shares of our common stock issuable upon exercise of outstanding stock options and unvested RSU awards;

•
157,834 shares of our common stock reserved for future grants under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”);

•
all purchase rights under the Company’s Section 382 Tax Benefits Preservation Plan, dated as of April 3, 2017, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Section 382 Tax Benefits Preservation Plan”); and

•
320,000 shares of our common stock issuable upon the exercise of outstanding warrants.

DILUTION
If you purchase common shares in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares and the net tangible book value per share of our common stock immediately after this offering.
Our net tangible book value as of September 30, 2017 was approximately $5,089,160 or $0.23 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of our shares of common stock outstanding as of September 30, 2017. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 2,600,000 common shares in this offering at a price of  $5.00 per share, after deducting underwriters’ discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017 would have been approximately $16,965,910 or $0.69 per share. This represents an immediate increase in net tangible book value of  $0.46 per share to existing stockholders and immediate dilution in net tangible book value of  $4.31 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:
Public offering price per share	$5.00
Net tangible book value per share as of September 30, 2017	$0.23
Increase per share attributable to this offering	$0.46
As adjusted net tangible book value per share as of September 30, 2017 after this offering	$0.69
Dilution per share to new investors participating in this offering	$4.31
If the underwriters exercise their option to purchase additional shares of our common stock in full, the as-adjusted net tangible book values would increase to approximately $18,794,970, or $0.75 per share, representing dilution to purchasers in this offering of  $4.25 per share.
The number of shares of our common stock that will be issued and outstanding immediately after this offering as shown above is based on 22,125,070 shares of common stock issued and outstanding as of January 31, 2018 and excludes, as of that date:
•
4,030,131 shares of our common stock issuable upon exercise of outstanding stock options and unvested RSU awards;

•
157,834 shares of our common stock reserved for future grants under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”);

•
all purchase rights under the Company’s Section 382 Tax Benefits Preservation Plan, dated as of April 3, 2017, by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Section 382 Tax Benefits Preservation Plan”); and

•
320,000 shares of our common stock issuable upon the exercise of outstanding warrants.

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering.

UNDERWRITING
We and Oppenheimer & Co. Inc., acting as the representative of the underwriters, have entered into an underwriting agreement, dated February 7, 2018, with respect to the shares of common stock being offered. Oppenheimer & Co. Inc. and Lake Street Capital Markets, LLC are the underwriters in this offering. Subject to certain conditions, the underwriters have agreed to purchase the number of shares indicated on the cover of this prospectus supplement.
The underwriters are offering the shares of common stock subject to its acceptance of such shares from us and subject to prior sale, and subject to the underwriters’ right to reject any order (in whole or in part). The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken.
The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares, but is not responsible for the commitment of any other underwriter to purchase shares.
Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:
Underwriter	Number of Shares
Oppenheimer & Co. Inc.	1,300,000
Lake Street Capital Markets, LLC	1,300,000
The underwriters have agreed to purchase all of the shares offered by this prospectus supplement (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase shares, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances.
The shares should be ready for delivery on or about February 9, 2018 against payment in immediately available funds. February 9, 2018 is the 2nd business day following the date of this prospectus supplement. The settlement may affect the trading of the shares on the date of this prospectus supplement and on the following business days. The underwriters are offering the shares subject to various conditions and may reject all or part of any order. The representative has advised us that the underwriters propose to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the representative may offer some of the shares to other securities dealers at such price less a concession of  $0.165 per share. After the shares are released for sale to the public, the representative may change the offering price and other selling terms at various times.
We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 390,000 additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be $14,950,000, and the net proceeds to us will be approximately $13,700,000. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discount to be paid to the underwriters by us:
	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Oppenheimer & Co. Inc.	$0.275	$357,500	$411,125
Lake Street Capital Markets, LLC	$0.275	$357,500	$411,125
Total		$715,000	$822,250
We estimate that total expenses of the offering, excluding the underwriting discount, will be approximately $408,250.
In addition, we have granted to the underwriters a right to act as lead left underwriter or placement agent, with not less than 50% of the economics related to such role or roles, with respect to additional raises of funds by means of a public offering or private placement of equity or debt securities during the 12 months following the completion of this offering, subject to FINRA Rule 5110(f)(2)(D)(ii).
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
We and our officers and directors have agreed to a 90-day “lock up” with respect to 232,092 shares of common stock and other of our securities that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period 90 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the representative, Oppenheimer & Co. Inc. The underwriters have informed us that they do not expect discretionary sales by the underwriters to exceed five percent of the shares offered by this prospectus supplement.
The offering price for the shares has been determined by us and the underwriter, based on the following factors:
•
the history and prospects for the industry in which we compete;

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our past and present operations;

•
our historical results of operations;

•
our prospects for future business and earning potential;

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our management;

•
the general condition of the securities markets at the time of this offering;

•
the recent market prices of securities of generally comparable companies;

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the market capitalization and stages of development of other companies which we and the underwriters believe to be comparable to us; and

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other factors deemed to be relevant.

Rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:
•
Stabilizing transactions — The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions — The underwriters may sell more shares of our common stock in connection with this offering than the number of shares than they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.
•
Penalty bids — If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

•
Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.
Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the NASDAQ Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.
Electronic Delivery of Prospectus Supplement: A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS
Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Pepper Hamilton LLP, New York, New York. Ellenoff, Grossman & Schole LLP will pass upon certain legal matters in connection with the offering for the underwriters.
EXPERTS
The consolidated financial statements of SITO Mobile, Ltd. as of and for the years ended December 31, 2016 and 2015, appearing in SITO Mobile, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.
This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
We also maintain a website at http://www.sitomobile.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on April 17, 2017, as amended by Form 10-K/A filed with the SEC on May 1, 2017;

•
our Quarterly Reports on Form 10-Q for the periods ended March 31, 2017, filed with the SEC on May 10, 2017; June 30, 2017, filed with the SEC on August 15, 2017; and September 30, 2017, filed with the SEC on November 14, 2017;

•
our Current Reports on Forms 8-K and 8-K/A filed with the SEC on February 10, 2017, February 17, 2017, March 16, 2017, March 24, 2017, March 28, 2017, March 31, 2017, April 4, 2017, April 19, 2017, April 28, 2017, May 4, 2017, June 5, 2017, June 8, 2017, June 30, 2017, June 30, 2017, July 24, 2017, July 28, 2017, August 1, 2017, August 28, 2017, September 11, 2017, October 25, 2017, November 9, 2017, December 1, 2017, January 12, 2018 and February 6, 2018;

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description; and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at: 100 Town Square Place, Suite 204, Jersey City, NJ 07310 or (201) 275-0555.

PROSPECTUS
$50,000,000
SITO Mobile, Ltd.
Common Stock
Preferred Stock
Warrants
Units
Warrants
1,000,000 Shares of Common Stock Offered by the Selling Stockholder
We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. We will determine, when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them.
In addition, the selling stockholder identified in this prospectus, and any of its pledgees, donees, transferees or other successors in interest, may offer and sell up to 1,000,000 shares of our common stock from time to time under this prospectus and any prospectus supplement. The selling stockholder may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The selling stockholder may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. The selling stockholder will pay all underwriting discounts and commissions, if any, in connection with the sale of their shares. See “Selling Stockholder” and “Plan of Distribution.”
The shares of common stock offered by us may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO.” On August 18, 2016, the last reported sales price for our common stock was $5.20 per share. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.
The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $80,181,014 based on 17,377,520 shares of common stock outstanding, of which 14,848,336 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market of  $5.40 per share on August 16, 2016.
Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.
This prospectus is dated August 29, 2016

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $50,000,000.
In addition, under this shelf registration process, the selling stockholder may offer and sell, from time to time, up to 1,000,000 shares of our common stock. We will not receive any proceeds from sales of our common stock by the selling stockholder. For further information about the selling stockholder, see “Selling Stockholder.”
This prospectus provides you with a general description of the securities we or the selling stockholder may offer hereunder. Each time we or the selling stockholder sell securities hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the related exhibits filed with the Securities and Exchange Commission and any prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
The terms “SITO Mobile,” the “Company,” “we,” “our” or “us” in this prospectus refer to SITO Mobile, Ltd. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
Forward-looking statements include statements concerning:
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our possible or assumed future results of operations;

•
our business strategies;

•
our ability to attract and retain customers;

•
our ability to sell additional products and services to customers;

•
our cash needs and financing plans;

•
our competitive position;

•
our industry environment;

•
our potential growth opportunities;

•
expected technological advances by us or by third parties and our ability to leverage them;

•
the effects of future regulation; and

•
the effects of competition.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk factors” in the reports we file with the Securities and Exchange Commission. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents and information incorporated by reference in this prospectus, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.
Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT SITO MOBILE
We are a mobile location-based advertising platform serving businesses, advertisers and brands. Through our platform, our solutions allow marketers to create content targeted to audiences, based on location, interests, behaviors and loyalty. Through the proliferation of mobile devices, SITO Mobile provides our customers with the ability to deliver actionable content in a real-time manner, while providing measurement and analytics that allow campaigns to be fluid and transaction driven.
The rebranding as SITO Mobile in September 2014 follows a period of expansion for the Company throughout the U.S. and Canada. The new corporate identity is intended to reinforce our emphasis on SITO’s mobile engagement platform and data driven solutions that give brands, agencies and retailers the ability to transform digital marketing by delivering targeted mobile advertising campaigns based on geo-location, in-store traffic and customer response. Our platform also drives focus on our core offerings and launches enhancements to location-based advertising products, such as Verified Walk-in, our proprietary mobile attribution engine. We believe this will give clients the appropriate measurement, beyond click through rates to properly assess return on investment and alter advertising programs in real-time, which we believe can mean the difference in competitive advantage.
Our offerings now include:
SITO Location Based Advertising — Deliver display advertisements and videos (rich media) on behalf of advertisers, including the following features:
•
Geo-fencing — Targets customers within a certain radius of location and uses technology to push coupons, ads and promotions to mobile applications.

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Verified Walk-in — Tracks foot-traffic to locations and which ads drove action.

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Real-time Verified Walk-In (VWI), a proprietary technology that enhances how brands measure and optimize mobile advertising campaigns by reporting attribution and performance measurements to clients in real-time to help marketers make informed campaign decisions and appropriate adjustments to optimize campaign performance mid-campaign.

•
Behavioral Targeting — Tracks past behaviors over 30-90 day increments allowing for real-time campaign management.

•
Analytics and Optimization — Culling and building measurement system used to track metrics such as user demographics, psychographics, Cost Per Thousand Ad Impressions Served (“CPM”), click-throughs and time of engagement.

SITO Mobile Messaging — Platform for building and controlling tailored programs including messaging, customer incentive programs, etc.
•
Creates a direct channel to customers;

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Builds customer loyalty;

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Drives consumer interaction to increase sales; and

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Everywhere — a portal/platform where customers can manage their own campaigns and can tailor to regions and products.

We reported net losses of  $445,441 and $1,375,871 for the six months ended June 30, 2016 and June 30, 2015, respectively. We reported net losses of  $4,528,193 and $4,510,514 for the years ended September 30, 2015 and September 30, 2014, respectively. We have an accumulated deficit of  $139,820,266 as of June 30, 2016.
Our principal executive offices are located at 100 Town Square Place, Suite 204, Jersey City, NJ 07310. Our telephone number is (201) 275-0555. We maintain an Internet website at www.sitomobile.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.
Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF COMMON STOCK
General
We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.
Except as required by law, holders of our common stock are entitled to vote on all matters as a single class, and each holder of common stock is entitled to one vote for each share of common stock owned. Holders of common stock do not have cumulative voting rights.
Holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon any liquidation, dissolution, or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
Listing
Our common stock is currently traded on the NASDAQ Capital Market under the symbol “SITO”.

DESCRIPTION OF PREFERRED STOCK
We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of our stockholders.
Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.
A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:
•
the title and stated or par value of the preferred stock;

•
the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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the provisions for a sinking fund, if any, for the preferred stock;

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any voting rights of the preferred stock;

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the provisions for redemption, if applicable, of the preferred stock;

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any listing of the preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

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if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•
the title of the warrants;

•
the aggregate number of the warrants;

•
the price or prices at which the warrants will be issued;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•
if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

•
if appropriate, a discussion of Federal income tax consequences; and

•
any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
•
the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING STOCKHOLDER
This prospectus also relates to the possible resale of up to 1,000,000 shares of our common stock by the selling stockholder named below, from time to time, in one or more offerings. The selling stockholder is the former spouse of one of the founders of the Company and acquired such shares in April 2010 from the founder in a private transaction between the two individuals.
The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. As of August 18, 2016, there were 17,377,520 shares of our common stock outstanding.
We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.
Selling Stockholder	Number of Shares of Common Stock Beneficially Owned before Offering	Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Common Stock Beneficially Owned After Offering
Nicole Braun	1,971,816	1,000,000	971,816	5.6%

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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any over-allotment options under which underwriters may purchase additional securities from us;

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the net proceeds from the sale of the securities

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any delayed delivery arrangements

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.
Plan of Distribution — Selling Stockholder
In connection with the selling stockholder:
We are registering the shares of common stock on behalf of the selling stockholder. Sales of shares may be made by the selling stockholder, including its donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the NASDAQ Capital Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:
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a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

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purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchases;

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through options, swaps or derivatives;

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in privately negotiated transactions;

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in making short sales entered into after the date of this prospectus or in transactions to cover such short sales; and

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put or call option transactions relating to the shares.

The selling stockholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder has advised us that she has not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of its securities.
The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).
The selling stockholder and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder and the selling stockholder has agreed to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.
The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales in the market.
The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of Rule 144.
Upon being notified by the selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:
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the name of such selling stockholder and of the participating broker-dealer(s);

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the number of shares involved;

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the initial price at which the shares were sold;

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the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

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that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

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other facts material to the transactions.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholder will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

LEGAL MATTERS
The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.
EXPERTS
The consolidated financial statements of SITO Mobile, Ltd. as of and for the years ended September 30, 2015 and 2014, appearing in SITO Mobile, Ltd.’s Annual Report on Form 10-K/A for the year ended September 30, 2015, have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. The consolidated balance sheet of SITO Mobile, Ltd. as of December 31, 2015, and the related consolidated statement of operations, stockholders’ equity and cash flows for the three month period ended December 31, 2015 appearing in SITO Mobile, Ltd.’s Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 have been audited by RBSM LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:
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our Annual Report on Form 10-K/A for the fiscal year ended September 30, 2015 filed with the SEC on July 1, 2016;

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our Transition Report on Form 10-KT for the transition period from September 30, 2015 to December 31, 2015 filed with the SEC on June 17, 2016;

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our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 15, 2016;

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our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

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our Current Reports on Form 8-K filed with the SEC on December 3, 2015, January 8, 2016, February 24, 2016, March 3, 2016, May 11, 2016, and May 31, 2016;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 19, 2016;

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 2015 (File No. 001-37535), including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.
The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 100 Town Square Place, Suite 204, Jersey City, NJ 07310 or (201) 275-0555.

2,600,000 Shares

PROSPECTUS SUPPLEMENT

February 7, 2018
Joint Book Running Managers
Oppenheimer & Co. Lake Street Capital Markets

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.